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                                                                    EXHIBIT 10.1

                 AMENDED AND RESTATED 1999 STOCK INCENTIVE PLAN
                        RESTRICTED STOCK AWARD AGREEMENT

This RESTRICTED STOCK AWARD AGREEMENT (this "Agreement"), made and entered into as of the ____ day of ________, 20__, by and between ________________ (the
"Participant") and Martha Stewart Living Omnimedia, Inc., a Delaware Corporation (the "Company"), sets forth the terms and conditions of an Award of Restricted Stock granted pursuant to the Company's Amended and Restated 1999 Stock Incentive Plan (the "Plan"). Any capitalized terms used but not defined herein shall have the meaning prescribed in the Plan.

1.    Grant and Vesting of Restricted Stock.

      (a) Subject to the provisions of this Agreement and to the provisions of the Plan, the Company hereby grants to the Participant as of __________ (the "Grant Date"), ______ shares (the "Restricted Stock") of Class A common stock of the Company, par value $0.01 per share ("Common Stock"). As provided in Section 7 of the Plan, the Restricted Stock shall be legended and shall be held in the custody of the Company during the Restriction Period set forth in Section 1(b) of this Agreement.

      (b) Subject to the terms and conditions of this Agreement, the Restricted Stock shall vest and no longer be subject to any restrictions hereunder
      (i) with respect to fifty percent (50%) of the Award, on ____________ and
      (ii) with respect to the other fifty percent (50%) of the Award, on ______________ (the "Restriction Period"). Notwithstanding the foregoing, the Restricted Stock shall immediately vest and no longer be subject to restriction if the Participant's employment with the Company is terminated during the Restriction Period due to death or Disability, or pursuant to the terms of any arrangement between the Participant and the Company, if any. Except as provided in the preceding sentence, in the event that the employment of the Participant with the Company shall terminate during the Restriction Period, all shares shall be forfeited by the Participant effective immediately upon such termination. For purposes of this Agreement, employment with the Company shall include employment with the Company's affiliates and its successors.

2.    Issuance of Shares.

      Subject to Paragraph 8 (pertaining to the withholding of taxes), as soon as practicable after the respective restrictions imposed on the Restricted Stock hereunder expire (provided there has been no prior forfeiture of the Restricted Stock pursuant to the terms of this Agreement and the Plan), the Company shall issue (or cause to be delivered) to the Participant one or more unlegended stock certificates in respect of the Restricted Stock.

3.    Nontransferability of the Restricted Stock.

      During the Restriction Period, the Restricted Stock shall not be transferable by the Participant by means of sale, assignment, exchange, encumbrance, pledge or otherwise.


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4.    Rights as a Stockholder.

      Except as otherwise specifically provided in this Agreement and the Plan, during the Restriction Period the Participant shall have all the rights of a stockholder with respect to the Restricted Stock, including without limitation the right to vote the Restricted Stock and the right to receive any dividends with respect thereto.

5.    Adjustment in the Event of Change in Stock.

      In the event of a change in corporate capitalization (including, but not limited to, a change in the number of shares of Common Stock outstanding), such as a stock split or a corporate transaction such as a merger, consolidation, separation, spin-off (or other distribution of stock or property of the Company), any reorganization or any partial or complete liquidation of the Company, the number and kind of shares of Restricted Stock shall be equitably adjusted by the Committee as it may deem appropriate in its sole discretion. The determination of the Committee regarding any such adjustment will be final and conclusive.

6.    Payment of Transfer Taxes, Fees and Other Expenses.

      The Company agrees to pay any and all original issue taxes and stock transfer taxes that may be imposed on the issuance of shares received by an Participant in connection with the Restricted Stock, together with any and all other fees and expenses necessarily incurred by the Company in connection therewith.

7.    Other Restrictions.

      The Restricted Stock shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the Participant with respect to the disposition of shares of Common Stock is necessary or desirable as a condition of, or in connection with, the delivery or purchase of shares pursuant thereto, then in any such event, the grant of Restricted Stock shall not be effective unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

8.    Taxes and Withholding.

      No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Restricted Stock, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld with respect to such amount. Notwithstanding anything to the contrary contained herein, the Participant may discharge this withholding obligation by directing the Company to withhold shares of Restricted Stock with a value on a vesting date equal to the minimum withholding obligation in connection with such vesting. The obligations of the Company under this Agreement shall be conditioned on compliance by the Participant with this Paragraph 8, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant, including the delivery of the Restricted Stock that gives rise to the withholding requirement.



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9.    Notices.

      All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or overnight courier, or registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

      (a) if to the Participant, to the address last provided by the Participant to the Company's Human Resources Department;

      (b)   if to the Company:

                Martha Stewart Living Omnimedia, Inc.
                11 West 42nd Street
                New York, New York 10036
                Attention: General Counsel & VP, Human Resources

10.   Laws Applicable to Construction.

      The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without reference to principles of conflict of laws, as applied to contracts executed in and performed wholly within the State of Delaware.

11.   Successors, Assigns and Transferees.

      This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and each of their respective successors, assigns and transferees; provided, that the Participant may not assign to any person any of such Participant's rights hereunder other than in connection with a transfer to such person of a Restricted Stock granted hereby in accordance with the provisions hereof.

12.   Administration.

      The authority to manage and control the operation and administration of this Agreement shall be vested in the Compensation Committee of the Board or such other committee of the Board as the Board may from time to time designate, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of the Agreement by the Committee and any decision made by them with respect to the Agreement is final and binding on all persons.

13.   Incorporation of Plan; Plan Governs.

      Notwithstanding anything in this Agreement to the contrary, all terms and conditions of the Plan are incorporated herein and made part hereof as if stated herein. This Agreement shall be subject to the terms of the Plan and if there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan, as interpreted by the Committee, shall govern. The Participant may obtain a copy of the Plan from the office of the VP, Human Resources of the Company; and this Agreement is subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan.


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14.   Not an Employment Contract.

      Neither this Agreement nor any Restricted Stock shall confer on the Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall they interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate or modify the terms of the Participant's employment or other service at any time.

15.   Integration.

      This Agreement and the other documents referred to herein, including without limitation the Plan, or delivered pursuant hereto, which form a part hereof contain the entire understanding of the parties with respect to their subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement, including without limitation the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter.

16.   Counterparts.

      This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together constitute one and the same instrument. Notwithstanding the foregoing, any duly authorized officer of the Company may execute this Agreement by providing an appropriate facsimile signature, and any counterpart or amendment hereto containing such facsimile signature shall for all purposes be deemed an original instrument duly executed by the Company.

17.   Participant Acknowledgment.

      The Participant hereby acknowledges receipt of a copy of the Plan and the Prospectus. The Participant further acknowledges that all decisions, determinations and interpretations of the Committee in respect of the Plan, this Agreement and the Restricted Stock granted hereby shall be final and conclusive.

      IN WITNESS WHEREOF, the Participant has executed this Agreement on such Participant's own behalf, thereby representing that such Participant has carefully read and understands this Agreement and the Plan as of the day and year first written above, and the Company has caused this Agreement to be executed in its name and on its behalf, all as of the date first written above.

                                        By:__________________________________
                                           Name:

MARTHA STEWART LIVING OMNIMEDIA, INC.

By:___________________________________
   Name:
   Title:


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